Exhibit 23.1

Tel: 214-969-7007 Fax: 214-953-0722 www.bdo.com	600 North Pearl, Suite 1700 Dallas, TX 75201

Consent of Independent Registered Public Accounting Firm

Hallmark Financial Services, Inc.

Fort Worth, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our reports dated March 14, 2019, relating to the consolidated financial statements, the effectiveness of Hallmark Financial Services, Inc.’s internal control over financial reporting, and schedules of Hallmark Financial Services, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Dallas, Texas

May 15, 2019

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.